EXHIBIT 10.2

AMENDMENT #1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

ePlus inc. (the "Company"), a Delaware corporation, and Mark P. Marron (the "Executive") (collectively, the "Parties") have previously entered into an Amended and Restated Employment Agreement (the "A&R Agreement"), effective September 6, 2017, and executed by Executive on November 20, 2017, and the Company on December 12, 2017.  The Parties hereby agree to this Amendment #1 ("Amendment #1"), to be effective July 16, 2018.

1. Paragraph 5(a) of the A&R Agreement shall be replaced in its entirety with the following:

(a)	Effective April 1, 2018, Executive shall receive a base annual salary of eight hundred thousand dollars ($800,000), which may be increased from time to time.

No other provision of the A&R Agreement is affected by this Amendment #1.

/s/ Barbara Tiano		/s/ Mark P. Marron
Barbara Tiano, Vice President Human Resources On behalf of John E. Callies		Mark P. Marron
Chairman, Compensation Committee		Chief Executive Officer and President

Date:	July 16, 2018	Date:	July 16, 2018